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As filed with the Securities and Exchange Commission on June 27, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Regal Entertainment Group
Regal Cinemas Corporation
(Exact name of Registrants as specified in their charters)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	02-0556934 02-0624987 (I.R.S. Employer Identification Number)
7132 Regal Lane Knoxville, Tennessee 37918 (865) 922-1123 (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
Peter B. Brandow, Esq.
Executive Vice President,
General Counsel and Secretary
7132 Regal Lane
Knoxville, Tennessee 37918
(865) 922-1123
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Keith A. Trammell, Esq.
Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
(303) 899-7300

            Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities, Class A Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts and Units of Regal Entertainment Group(1)	(2)			(3)

Debt Securities of Regal Cinemas Corporation	(2)			(3)

Guarantees of Debt Securities of Regal Cinemas Corporation by Regal Entertainment Group	(2)			(4)

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. There are also being registered hereby an unspecified amount of securities that may be issuable upon conversion or exchange of debt securities, preferred stock or warrants or pursuant to anti-dilution provisions thereof. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)
In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

(4)
Regal Entertainment Group may guarantee the debt securities of Regal Cinemas Corporation. Pursuant to Rule 457(n), no registration fee is required with respect to such guarantees.

PROSPECTUS

Regal Entertainment Group

Debt Securities
Class A Common Stock
Preferred Stock
Guarantees
Warrants
Depositary Shares
Purchase Contracts
Units

Regal Cinemas Corporation

Debt Securities

        Regal Entertainment Group may, from time to time, offer to sell debt securities, Class A common stock, which we also refer to as "common stock," preferred stock, warrants, depositary shares, purchase contracts or units, and Regal Cinemas Corporation may, from time to time, offer to sell debt securities, which Regal Entertainment Group may guarantee. In addition, selling securityholders to be named in a prospectus supplement may offer to sell, from time to time, Regal Entertainment Group's debt securities, Class A common stock, preferred stock, warrants, depositary shares, purchase contracts or units, Regal Cinemas Corporation's debt securities and Regal Entertainment Group's guarantees thereof.

        Each time Regal Entertainment Group, Regal Cinemas Corporation or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Regal Entertainment Group's principal executive offices are located at 7132 Regal Lane, Knoxville, Tennessee 37918 and our telephone number is (865) 922-1123. Regal Entertainment Group's Class A common stock is listed on the New York Stock Exchange under the symbol "RGC."

        Investing in our securities involves risk. See "Risk Factors" on page 6 of this prospectus, in the documents incorporated in this prospectus by reference and in any applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2012

        We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we prepare or authorize. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using an automatic shelf registration statement, we and selling securityholders may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders use this prospectus to offer securities, we or such selling securityholders will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under "Where You Can Find More Information" below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC's website or at the SEC as described under "Where You Can Find More Information."

        Regal Entertainment Group is the parent company of Regal Entertainment Holdings, Inc. ("REH"), which is the parent company of Regal Cinemas Corporation, or Regal Cinemas, and its subsidiaries. Regal Cinemas' subsidiaries include Regal Cinemas, Inc. ("RCI") and its subsidiaries, which include Edwards Theatres, Inc. ("Edwards"), Hoyts Cinemas Corporation ("Hoyts") and United Artists Theatre Company ("United Artists"). Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus and in any accompanying prospectus supplement, references to "we," "us," "our," "the Company," "Regal" and other similar references are to Regal Entertainment Group and all of its subsidiaries on a consolidated basis, and references to REH, Regal Cinemas, RCI, Edwards, Hoyts and United Artists shall be deemed to include the respective subsidiaries of such entities when used in discussions included herein regarding the current operations or assets of such entities. This prospectus includes our trademarks and other tradenames identified herein. All other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

ii

ABOUT REGAL ENTERTAINMENT GROUP

        Regal Entertainment Group operates the largest and most geographically diverse theatre circuit in the United States. The Company's theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,558 screens in 520 theatres in 37 states and the District of Columbia as of May 24, 2012, with over 211 million attendees for the fiscal year ended December 29, 2011. Our geographically diverse circuit includes theatres in 43 of the top 50 U.S. designated market areas.

        We are a Delaware corporation with principal executive offices at 7132 Regal Lane, Knoxville, Tennessee 37918. Our telephone number is (865) 922-1123 and our Internet website is www.regmovies.com. Except for the documents incorporated by reference in this prospectus as described under the "Incorporation by Reference" heading, the information and other content contained on our website are not incorporated by reference in this prospectus, and you should not consider them to be a part of this prospectus.

ABOUT REGAL CINEMAS CORPORATION

        Regal Cinemas is an intermediate holding company and is a wholly owned subsidiary of REH, which is a wholly owned subsidiary of Regal Entertainment Group. Regal Cinemas' wholly owned direct and indirect subsidiaries, which include RCI, Edwards, Hoyts and United Artists, hold substantially all of Regal Entertainment Group's theatre assets. Only one theatre containing 14 screens is held outside of Regal Cinemas and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC's public reference room:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

        For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our filings are also available to the public through the website maintained by the SEC at www.sec.gov or from commercial document retrieval services. Our filings are also available on our website at www.regmovies.com. In addition, our Class A common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate information into this prospectus "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about Regal and its financial condition, business and results.

        We are incorporating by reference Regal's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically noted below or in a prospectus supplement:

  •
  Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 29, 2011;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2012;

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  Current Reports on Form 8-K filed with the SEC on January 13, 2012, February 13, 2012, May 1, 2012, May 10, 2012 and June 27, 2012 (specifically excluding the information in any such Form 8-K furnished under Item 2.02 and the exhibits furnished thereto); and

  •
  the description of our Class A common stock contained in our Registration Statement on Form 8-A (Registration Statement No. 333-84096) filed with the SEC on May 6, 2002 under the Exchange Act, together with any amendment or report filed with the SEC for the purpose of updating such description.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918
Attention: Office of the Secretary
Telephone: (865) 922-1123

        WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS WE PREPARE OR AUTHORIZE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS DATED JUNE 27, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE STATE OTHERWISE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions. All statements other than statements of historical facts included, or incorporated by reference, in this prospectus, including, without limitation, certain statements regarding our financial position, future plans, strategies and expectations on revenue growth, expansion opportunities, strategic acquisitions, operating costs and expenses, and industry trends, may constitute forward-looking statements. In some cases you can identify these forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "intends," "foresees," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those words and other comparable words.

        These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those indicated in these statements as a result of certain risk factors as more fully discussed in the section entitled "Risk Factors" below. Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

  •
  our substantial lease and debt obligations;

  •
  any increase in the use of alternative film delivery methods that may drive down movie theatre attendance and reduce ticket prices;

  •
  our dependence on motion picture production and performance and our relationships with film distributors;

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  the competitive environment in which we operate our theatres;

  •
  our strategic acquisition strategy and partnerships not providing anticipated or desired benefits;

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  a prolonged economic downturn that could materially affect our business by reducing consumer spending on movie attendance or could have an impact on our business and financial condition in ways that we currently cannot predict;

  •
  our dependence on senior management;

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  our control by Anschutz Company;

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  any substantial sales of our Class A common stock that could cause the market price for our Class A common stock to decline;

  •
  the anti-takeover protections in our amended and restated certificate of incorporation and our amended and restated bylaws, which may discourage or prevent a takeover of the Company, even if an acquisition would be beneficial to our stockholders;

  •
  issuances of shares of preferred stock that could delay or prevent a change of control of the Company, dilute the voting power of our common stockholders and adversely affect the market value of our common stock;

  •
  our dependence as a holding company on our subsidiaries for our ability to service our debt and pay our dividends; and

  •
  other factors discussed under the section entitled "Risk Factors" or elsewhere in this prospectus or any prospectus supplement, including in the filings with the SEC that are incorporated by reference in this prospectus.

        The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we do not guarantee future results and undertake no obligation to update the forward-looking statements whether as a result of new information, future developments or otherwise, unless we have obligations under the federal securities laws to update and disclose material developments to previously disclosed information.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

(unaudited) (in millions, except ratios)	Year Ended 12/27/2007		Year Ended 1/1/2009		Year Ended 12/31/2009		Year Ended 12/30/2010		Year Ended 12/29/2011		Fiscal Quarter Ended 3/29/2012
Pretax Income	$601.5		$186.4		$157.2		$126.0		$57.8		$71.5
Fixed Charges:
Interest Expense, net of capitalized interest	130.6		127.7		143.9		144.1		147.7		35.6
Interest Capitalized	1.2		0.7		0.3		—		0.1		—
Amortization of Debt Costs	6.1		7.0		8.9		6.9		4.0		0.9
One-third of Rent Expense	112.0		121.1		126.3		127.4		127.2		31.4
Total Fixed Charges	249.9		256.5		279.4		278.4		279.0		67.9
Earnings	851.4		442.9		436.6		404.4		336.8		139.4
Ratio of Earnings to Fixed Charges	3.4	x	1.7	x	1.6	x	1.5	x	1.2	x	2.1	x
Rent Expense	$335.9		$363.3		$378.8		$382.3		$381.5		$94.1

        Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented and is not disclosed separately.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of Part II of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See "Where You Can Find More Information" and "Incorporation by Reference."

USE OF PROCEEDS

        Unless we otherwise state in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. We will not receive any proceeds of any sales by selling securityholders.

DESCRIPTION OF DEBT SECURITIES

        Debt securities may be issued either by Regal Entertainment Group or Regal Cinemas. When describing any debt securities, references to "we", "us" and "our" refer to the issuer of those debt securities and not to any of their respective subsidiaries. Our debt securities may be issued from time to time in one or more series and may include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

        The debt securities of Regal Entertainment Group will be issued under an indenture (the "REG indenture") between Regal Entertainment Group and Wilmington Trust, National Association, as trustee thereunder. The debt securities of Regal Cinemas will be issued under an indenture (together with the REG indenture, the "indentures") between Regal Cinemas and The Bank of New York Mellon Trust Company, N.A., as trustee thereunder. Wilmington Trust, National Association, and The Bank of New York Mellon Trust Company, N.A. are each referred to herein as a "trustee."

        The following summary of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including definitions therein of certain terms. Other than the differences in parties discussed above, the two indentures are substantially identical and the description below is applicable to each indenture. This summary may not contain all of the information that you may find useful. We have filed the indentures as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indentures and any form of debt security that has been filed in the manner described under "Where You Can Find More Information."

        For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read this prospectus and the applicable prospectus supplement, indenture and form of debt security.

General Terms of the Indentures

        The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indentures as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

  •
  the title and authorized denominations of those debt securities;

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  any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  the guarantors, if any, of our obligations under the debt securities, including any guarantees of the debt securities of Regal Cinemas by Regal Entertainment Group;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series and any guarantees thereof will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indentures;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of Regal Entertainment Group's equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indentures prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the applicable indenture and (ii) immediately after completing such a transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time or both, would become an event of default under the applicable indenture, has occurred and is continuing. When the person to whom our assets are conveyed or transferred has assumed our obligations under the debt securities and the applicable indenture, we will be discharged from all our obligations under the debt securities and the applicable indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

        The indentures provide that the following will be "events of default" with respect to any series of debt securities:

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  failure to pay interest for 30 days after the date payment is due and payable;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

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  failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

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  events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indentures provide that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the applicable trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        The indentures impose limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indentures unless:

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  the holder has previously given to the applicable trustee written notice of a continuing default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the applicable trustee institute the action;

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  the requesting holders have offered the applicable trustee indemnity for the costs, expenses and liabilities that may be incurred by bringing the action;

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  the applicable trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the applicable trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with each trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indentures as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the applicable trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge certain of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by certain covenants of outstanding series of debt securities and provisions of the applicable indenture, and we may omit to comply with those covenants without creating an event of default under the applicable indenture, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the applicable trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the applicable trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indentures.

        Although we may discharge or decrease our obligations under the indentures as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indentures

        The indentures provide that we and the applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or correct any inconsistency or defect in the indentures provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

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  add to, change or eliminate any of the provisions of the indentures in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees to or secure any debt securities, including guarantees by Regal Entertainment Group of the debt securities of Regal Cinemas;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indentures as is necessary for the administration of the trusts by more than one trustee;

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  add to or change any provision of the indentures as is necessary to permit or facilitate the issuance of debt securities in bearer form;

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  change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon us;

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  supplement any provision of the indentures to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

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  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

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  eliminate any provision that was required at the time we entered into the indentures but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

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  modify, eliminate or add to the provisions of the indentures to effect or evidence any change required by an amendment to the Trust Indenture Act; and

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  make any other provisions with respect to matters or questions arising under the indentures as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

        Any provision of the indentures shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indentures also provide that we and the applicable trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the applicable indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the applicable trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  change the method of calculating the rate of interest in a manner adverse to the holders of any outstanding debt securities;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indentures or for waivers of compliance with or defaults under the indentures with respect to debt securities of that series.

        The indentures provide that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the applicable indenture except:

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  a default in the payment of the principal of or premium or interest on any such debt security; or

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  a default in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or with its custodian and such global securities shall be registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indentures. Except as stated below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor either trustee, or any other agent of ours or either trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or, in the case of the REG indenture, if an event of default has occurred and is continuing and the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so request, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion and subject to the depositary's procedures decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The applicable trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct such trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustees

        The indentures provide that in the event that a trustee resigns or is removed with respect to less than all series of debt securities outstanding under an indenture, there may be more than one trustee under each indenture. If there are different trustees for different series of debt securities under an indenture, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indentures provide that, except during the continuance of an event of default, the trustees will perform only such duties as are specifically set forth in the applicable indenture. During the existence of an event of default, each trustee will exercise those rights and powers vested in it under the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustees may engage in other transactions with us. If they acquire any conflicting interest relating to any duties concerning the debt securities, however, they must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indentures provide that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indentures.

Governing Law

        The indentures are, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock and the material provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as amended, is only a summary. You should refer to the complete terms of our capital stock contained in our amended and restated certificate of incorporation, our amended and restated bylaws, as amended, and in the case of preferred stock, the applicable prospectus supplement and certificate of designations for complete information.

General

        Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of:

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  500,000,000 shares of Class A common stock, par value $0.001 per share;

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  200,000,000 shares of Class B common stock, par value $0.001 per share; and

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  50,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

        The Class A common stock and the Class B common stock are identical in all respects, except with respect to voting and except that each share of Class B common stock will convert into one share of Class A common stock at the option of the holder or upon a transfer of the holder's Class B common stock, other than to certain transferees. Each holder of Class A common stock is entitled to one vote for each outstanding share of Class A common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Each holder of Class B common stock is entitled to ten votes for each outstanding share of Class B common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Except as required by law, the Class A common stock and the Class B common stock vote together on all matters. Subject to the dividend rights of holders of any outstanding preferred stock, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose, and, subject to the liquidation preferences of any outstanding preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution or winding up. No dividend can be declared on the Class A or Class B common stock unless at the same time an equal dividend is paid on each share of Class B or Class A common stock, as the case may be. Dividends paid in shares of common stock must be paid, with respect to a particular class of common stock, in shares of that class. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our amended and restated certificate of incorporation allows us to issue, without stockholder approval, preferred stock having rights senior to those of the common stock. Our board of directors is authorized, without further stockholder approval, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. We will file a copy of the certificate of designations that contains the terms of any new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designations, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

        Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could also have the effect of decreasing the market price of the Class A common stock. We currently have no plans to issue any shares of preferred stock.

Power to Issue Additional Shares of Stock

        We believe that the power of our board of directors to issue additional shares of common stock or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The preferred stock and the Class A common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no current intention of doing so, we could issue a class or series of stock that could have the effect of delaying or preventing a change in control or making removal of management more difficult.

Anti-Takeover Provisions

        The provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, as amended, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Transfer Agent and Registrar

        Wells Fargo Bank Minnesota, National Association is the transfer agent and registrar for our common stock.

Stock Exchange Listing

        Our shares of Class A common stock are listed on the New York Stock Exchange, and trade under the symbol "RGC."

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement or free writing prospectus a description of any warrants, depositary shares, purchase contracts or units issued by Regal Entertainment Group that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus in any of the following ways:

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  directly to one or more purchasers;

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  through agents;

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  through underwriters, brokers or dealers; or

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  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

        In addition, to the extent this prospectus is used by any selling securityholders to resell any debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units of Regal Entertainment Group, debt securities of Regal Cinemas or Regal Entertainment Group's guarantees thereof, information with respect to the selling securityholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

SELLING SECURITYHOLDERS

        Information regarding the beneficial ownership of our securities by selling securityholders, the number of and types of securities being offered by selling securityholders, the number of and types of securities beneficially owned by selling securityholders after the applicable offering and whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the prior three years, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Regal Entertainment Group and subsidiaries as of December 29, 2011 and December 30, 2010, and for each of the years in the three-year period ended December 29, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of National CineMedia, LLC, incorporated in this prospectus by reference from Regal's Annual Report on Form 10-K/A have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is also incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by Regal Entertainment Group or Regal Cinemas in connection with the offering of the securities registered hereby. All amounts shown are estimates, except the registration fee.

Item	Amount
SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees and expenses	(2)
Stock exchange listing fees	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)
In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of all of the registration fee for the securities offered by this Registration Statement.

(2)
Because an indeterminate amount of securities are covered by this Registration Statement, an estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Each of Regal Entertainment Group and Regal Cinemas is a Delaware Corporation. The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. The amended and restated certificates of incorporation of both Regal Entertainment Group and Regal Cinemas include provisions that eliminate the personal liability of directors for monetary damages for actions taken as a director, except for liability: for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; under Section 174 of the Delaware General Corporation Law (unlawful dividends); or for transactions from which the director derived improper personal benefit.

        The amended and restated certificates of incorporation of both Regal Entertainment Group and Regal Cinemas provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the amended and restated certificates of incorporation or otherwise.

        The indemnification rights set forth above shall not be exclusive of any other right that an indemnified person may have or hereafter acquire under any statute, provision of the amended and restated certificates of incorporation or the amended and restated bylaws of either Regal Entertainment Group or Regal Cinemas, any agreement, or any vote of stockholders or disinterested directors or otherwise.

        We have a form of indemnification agreement that we have entered with each of our directors that provides that we will indemnify each director who becomes a party thereto against claims arising out of events or occurrences related to such individual's service as a director; provided such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Regal and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under the indemnification agreements, we agree to maintain directors' and officers' liability insurance for our directors.

        Ms. Miles, Mr. Dunn, Mr. Ownby and Mr. Brandow have each signed executive employment agreements with us that provide we will indemnify each of them against claims arising out of events or occurrences related to that individual's service as an officer, director or agent of Regal, except to the extent such claims arise from conduct for which indemnification is not permitted under Regal's amended and restated certificate of incorporation and amended and restated bylaws.

        We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify them against such expense, liability or loss under the Delaware General Corporation Law.

Item 16.    Exhibits.

        A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   Each of the undersigned Registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)

or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on the 27th day of June, 2012.

REGAL ENTERTAINMENT GROUP
By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amy E. Miles, David H. Ownby and Peter B. Brandow, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ AMY E. MILES Amy E. Miles	Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2012
/s/ DAVID H. OWNBY David H. Ownby	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2012
/s/ MICHAEL L. CAMPBELL Michael L. Campbell	Director	June 27, 2012
/s/ THOMAS D. BELL, JR. Thomas D. Bell, Jr.	Director	June 27, 2012

Signature	Title	Date

/s/ CHARLES E. BRYMER Charles E. Brymer	Director	June 27, 2012
/s/ STEPHEN A. KAPLAN Stephen A. Kaplan	Director	June 27, 2012
/s/ DAVID H. KEYTE David H. Keyte	Director	June 27, 2012
/s/ LEE M. THOMAS Lee M. Thomas	Director	June 27, 2012
/s/ JACK TYRRELL Jack Tyrrell	Director	June 27, 2012
/s/ NESTOR R. WEIGAND, JR. Nestor R. Weigand, Jr.	Director	June 27, 2012
/s/ ALEX YEMENIDJIAN Alex Yemenidjian	Director	June 27, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on the 27th day of June, 2012.

REGAL CINEMAS CORPORATION
By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amy E. Miles, David H. Ownby and Peter B. Brandow, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ AMY E. MILES Amy E. Miles	Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2012
/s/ GREGORY W. DUNN Gregory W. Dunn	Director	June 27, 2012
/s/ DAVID H. OWNBY David H. Ownby	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1
Regal Cinemas, Inc. Amended Joint Plan of Reorganization dated December 5, 2001 (filed as Exhibit 2.1 to the Company's Registration Statement on Form S-1 (Commission File No. 333-84096) on March 11, 2002, and incorporated herein by reference)
2.2
Regal Cinemas, Inc. Disclosure Statement dated September 6, 2001 (filed as Exhibit 2.3 to Regal Cinemas, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2001 (Commission File No. 333-64399), and incorporated herein by reference)
2.3
United Artists Theatre Company Second Amended Joint Plan of Reorganization (filed as Exhibit 2 to United Artists Theatre Circuit, Inc.'s Current Report on Form 8-K (Commission File No. 033-49598) on February 9, 2001, and incorporated herein by reference)
2.4
United Artists Theatre Company Second Amended Disclosure Statement for Second Amended Joint Plan of Reorganization (filed as Exhibit 2.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2002 (Commission File No. 001-31315), and incorporated herein by reference)
2.5
Edwards Theatres Circuit, Inc. Second Amended Plan of Reorganization dated July 23, 2001 (filed as Exhibit 2.5 to the Company's Registration Statement on Form S-1 (Commission File No. 333-84096) on March 11, 2002, and incorporated herein by reference)
2.6
Edwards Theatres Circuit, Inc. Disclosure Statement to Accompany Debtor's Second Amended Plan of Reorganization (filed as Exhibit 2.6 to the Company's Registration Statement on Form S-1 (Commission File No. 333-84096) on March 11, 2002, and incorporated herein by reference)
2.7
Exchange Agreement, dated as of March 8, 2002, by and among Regal Entertainment Group and certain stockholders of Regal Cinemas Corporation, United Artists Theatre Company, Edwards Theatres, Inc. and Regal CineMedia Corporation (filed as Exhibit 2.7 to the Company's Registration Statement on Form S-1 (Commission File No. 333-84096) on March 11, 2002, and incorporated herein by reference)
4.1
Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2002 (Commission File No. 001-31315), and incorporated herein by reference)
4.2
Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2003 (Commission File No. 001-31315), and incorporated herein by reference)
4.3
Amended and Restated Certificate of Incorporation of Regal Cinemas Corporation (filed as Exhibit 3.1 to Regal Cinemas Corporation's Registration Statement on Form S-4 (Commission File No. 333-87930) on May 9, 2002, and incorporated herein by reference)
4.4
Amended and Restated Bylaws of Regal Cinemas Corporation (filed as Exhibit 3.1 to Regal Cinemas Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2003 (Commission File No. 333-87930), and incorporated herein by reference)

Exhibit No.	Description
4.5	Specimen Class A Common Stock Certificate (filed as Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Commission File No. 333-84096) on May 6, 2002, and incorporated herein by reference)
4.6
Specimen Class B Common Stock Certificate (filed as Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Commission File No. 333-84096) on May 6, 2002, and incorporated herein by reference)
4.7
Second Amended and Restated Guaranty and Collateral Agreement, dated as of May 19, 2010, among Regal Cinemas Corporation, certain subsidiaries of Regal Cinemas Corporation party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on May 20, 2010, and incorporated herein by reference)
4.8
Sixth Amended and Restated Credit Agreement, dated May 19, 2010, among Regal Cinemas Corporation, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the lenders (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on May 20, 2010, and incorporated herein by reference)
4.9
Permitted Secured Refinancing Agreement, dated February 23, 2011, among Regal Cinemas Corporation, the Company, Regal Entertainment Holdings, Inc., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch and the lenders party thereto (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on February 25, 2011, and incorporated herein by reference)
4.10
Amendment to Leveraged Lease Facility and Second Supplemental Indenture, dated as of March 7, 2001, among United Artists Theatre Circuit, Inc., Wilmington Trust Company, William J. Wade, Theatre Investors, Inc., Northway Associates Limited Partnership, State Street Bank and Trust Company, Susan Keller, certain beneficial certificate holder affiliates of American Express Financial Corporation and MacKay Shields LLC (filed as Exhibit 10.2 to United Artists Theatre Circuit, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2001 (Commission File No. 033-49598), and incorporated herein by reference)
4.11
Trust Indenture and Security Agreement, dated as of December 13, 1995, between Wilmington Trust Company, William J. Wade and Fleet National Bank of Connecticut and Alan B. Coffey (filed as Exhibit 4.2 to United Artists Theatre Circuit, Inc.'s Registration Statement on Form S-2 (Commission File No. 333-01024) on February 5, 1996, and incorporated herein by reference)
4.12
Pass Through Certificates, Series 1995-A Registration Rights Agreement, dated as of December 13, 1995, among United Artists Theatre Circuit, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed as Exhibit 4.3 to United Artists Theatre Circuit, Inc.'s Registration Statement on Form S-2 (Commission File No. 333-01024) on February 5, 1996, and incorporated herein by reference)
4.13
Participation Agreement, dated as of December 13, 1995, among United Artists Theatre Circuit, Inc., Wilmington Trust Company, William J. Wade, Theatre Investors, Inc., Northway Mall Associates, LLC, Wilmington Trust Company, William J. Wade, Fleet National Bank of Connecticut and Alan B. Coffey (filed as Exhibit 4.4 to United Artists Theatre Circuit, Inc.'s Registration Statement on Form S-2 (Commission File No. 333-01024) on February 5, 1996, and incorporated herein by reference)

Exhibit No.	Description
4.14	Pass Through Trust Agreement, dated as of December 13, 1995, between United Artists Theatre Circuit, Inc. and Fleet National Bank of Connecticut (filed as Exhibit 4.5 to United Artists Theatre Circuit, Inc.'s Registration Statement on Form S-2 (Commission File No. 333-01024) on February 5, 1996, and incorporated herein by reference)
4.15
Lease Agreement, dated as of December 13, 1995, between Wilmington Trust Company and William J. Wade and United Artists Theatre Circuit, Inc. (filed as Exhibit 4.6 to United Artists Theatre Circuit, Inc.'s Registration Statement on Form S-2 (Commission File No. 333-01024) on February 5, 1996, and incorporated herein by reference)
4.16
Indenture, dated July 15, 2009, by and between Regal Cinemas Corporation, the Company, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and U.S. Bank National Association, including the form of 8.625% Senior Note due 2019 (included as Exhibit A to the Indenture) (filed as exhibit 4.1 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on July 15, 2009, and incorporated herein by reference)
4.17
First Supplemental Indenture, dated May 19, 2010, among the Company, Regal Cinemas Corporation, certain subsidiaries of Regal Cinemas Corporation named therein and U.S. Bank National Association, as Trustee (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on May 20, 2010, and incorporated herein by reference)
4.18
Indenture, dated August 16, 2010, by and between the Company and Wells Fargo Bank, National Association, as Trustee, including the form of 9.125% Senior Note due 2018 (included as Exhibit A to the Indenture) (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on August 18, 2010, and incorporated herein by reference)
4.19
First Supplemental Indenture, dated January 7, 2011, between the Company and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on January 7, 2011, and incorporated herein by reference)
4.20
Second Supplemental Indenture, dated February 15, 2011, between the Company and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K (Commission File No. 001-31315) on February 15, 2011, and incorporated herein by reference)
4.21	Form of Indenture by and between the Company and Wilmington Trust, National Association, as Trustee
4.22	Form of Debt Security of the Company*
4.23	Form of Indenture by and between Regal Cinemas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.24	Form of Debt Security of Regal Cinemas Corporation*
4.25	Specimen Certificate of Preferred Stock*
4.26	Form of Certificate of Designations for Preferred Stock*
4.27	Form of Warrant Agreement*
4.28	Form of Warrant Certificate*
4.29	Form of Guarantee*

Exhibit No.	Description
4.30	Form of Purchase Contract Agreement*
4.31	Form of Unit Agreement*
5.1	Opinion of Hogan Lovells US LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of Deloitte & Touche LLP
24.1	Powers of Attorney (included as part of the signature pages hereto)
25.1	Statement of eligibility on Form T-1 of Wilmington Trust, National Association, with respect to the Indenture of the Company
25.2	Statement of eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., with respect to the Indenture of Regal Cinemas Corporation

*
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.